UNCONDITIONAL PAYMENT GUARANTY

THIS UNCONDITIONAL PAYMENT GUARANTY (“Guaranty”) dated as of September 28, 2007, is given by NNN HEALTHCARE/OFFICE REIT, INC., a Maryland corporation (“Guarantor”) to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns, as administrative agent (in that capacity, “Agent”) for the lenders (each and together, “Lender”) now or hereafter party to the Loan Agreement referred to below.

Recitals

On or about the date hereof, NNN HEALTHCARE/OFFICE REIT E FLORIDA LTC, LLC, a Delaware limited liability company (“Borrower”) and Agent entered into that certain Loan Agreement (“Loan Agreement”) whereby Lender agreed to make a loan (the “Loan”) to Borrower in the principal amount of THIRTY MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($30,500,000.00). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

The execution and delivery of this Guaranty by Guarantor is a condition precedent to the making of the Loan by Lender. Guarantor will derive material financial benefit from the Loan.

Agreements

NOW, THEREFORE, Guarantor agrees as follows:

1.	Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.	Guarantor absolutely, unconditionally and irrevocably guarantees:

(a)	The full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the full and prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Loan Agreement and the other Loan Documents;

(b)	The prompt, full and complete performance of all of Borrower’s obligations under each and every covenant contained in the Loan Documents;

(c)	The prompt, full and complete payment and performance of all of Borrower’s obligations under the Environmental Indemnity; and

(d)	The payment of all amounts payable by Borrower under any Interest Rate Agreement entered into between Agent or any Affiliate of Agent and Borrower with respect to the Loan.

All amounts due, debts, liabilities and payment obligations described in this Section 2 shall be hereinafter collectively referred to as the “Indebtedness.”

3.	If there is an Event of Default under the Loan Agreement, Guarantor agrees, on demand by Agent, to pay the Indebtedness regardless of any defense, right of set-off or claims which Borrower or Guarantor may have against Agent or any Lender.

4.	All of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be equally available to Agent, and the choice by Agent of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Agent to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Agent from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize Lender’s recovery. It is the intention of the parties that such good faith choice by Agent be given conclusive effect regardless of such subsequent developments.

5.	Guarantor does hereby (a) waive notice of acceptance of this Guaranty by Agent and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off or other claim which Guarantor may have against Borrower (c) waive any defense, right of set-off or other claim which Guarantor or Borrower may have against Agent or Lender, (d) waive any and all rights Guarantor may have under any anti-deficiency statute or other similar protections, (e) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (f) waive any failure by Agent or Lender to inform Guarantor of any facts Agent or Lender may now or hereafter know about Borrower, the Facilities, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that neither Agent nor Lender has any duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the risk of nonperformance of Borrower’s obligations. Credit may be granted or continued from time to time by Agent or Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Neither Agent nor Lender shall have any obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Agent or Lender. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Agent or Lender except as expressly set forth in a writing duly signed and delivered by Agent.

6.	Guarantor further agrees that Guarantor’s liability hereunder shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Agent or Lender under the Loan Documents, or by Agent’s failure or election not to pursue any other remedies Lender may have against Borrower or Guarantor, or by any change or modification of any Loan Document, or by the acceptance by Agent or Lender of any additional security or any increase, substitution or change therein, or by the release by Agent or Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Indebtedness even though Agent might lawfully have elected to apply such payments to any part or all of the Indebtedness, it being the intent hereof that, subject to Agent’s compliance with the terms of this Guaranty, Guarantor shall remain liable for the payment of the Indebtedness, until the Indebtedness has been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Agent may at any time enter into agreements with Borrower to amend and modify the Loan Documents, and may waive or release any provision or provisions of the Loan Documents, and may make and enter into any such agreement or agreements as Agent and Borrower may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Agent’s or Lender’s rights hereunder or Guarantor’s obligations hereunder.

7.	This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by Agent without the necessity at any time of resorting to or exhausting any other security or collateral for the Loan, or resorting to any other guaranties, and Guarantor hereby waives any right to require Borrower or any other guarantor to be joined in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or any other guarantor or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Agent from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantor’s obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower (other than payment in full) or any other guarantor or by reason of the bankruptcy of Borrower or any other guarantor or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower or any other guarantor. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of the Indebtedness is rescinded or otherwise required to be returned by Agent or Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment to Agent had not been made, regardless of whether Agent contested the order requiring the return of such payment. In the event of the foreclosure of the Mortgage and of a deficiency, Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrower would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Agent institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

8.	In the event Lender shall assign the Note to secure a loan to Lender for an amount not in excess of the amount which will be due, from time to time, from Borrower to Lender under the Note with interest not in excess of the rate of interest which is payable by Borrower to Lender under the Note, Guarantor will accord full recognition to the assignee and agrees that all rights and remedies of Agent or Lender hereunder shall be enforceable against Guarantor by Agent on behalf of such assignee with the same force and effect and to the same extent as would have been enforceable by Agent but for such assignment.

9.	If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent Agent or Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (d) an attorney is retained to represent Agent or Lender in any proceedings whatsoever in connection with this Guaranty and Agent or Lender prevails in any such proceedings, then Guarantor shall pay to Agent upon demand all reasonable attorney’s fees and out-of-pocket costs and expenses incurred in connection therewith (all of which, to the extent not collected by Agent or Lender from someone other than Guarantor, are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.

10.	The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Agent and Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

11.	TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALING OF ASSETS BY AGENT OR LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE STATE OF FLORIDA, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

12.	Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the payment of the Indebtedness. Guarantor agrees that, until the entire Indebtedness has been paid in full, Guarantor will not seek, accept, or retain for its own account, any payment from Borrower on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Agent on account of the Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

13.	Any amounts received by Agent or Lender from any source on account of the Loan may be utilized by Agent for the payment of the Indebtedness and any other obligations of Borrower to Lender in such order as Agent may from time to time elect.

14.	GUARANTOR AND AGENT AND LENDER (BY AGENT’S ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.	Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Guarantor:	NNN Healthcare/Office REIT, Inc. c/o Triple Net Properties, LLC 1551 N. Tustin, Suite 300 Santa Ana, CA 92705 Attention: Theresa Hutton
If to Agent:	KeyBank National Association

Real Estate Capital
800 Superior Avenue, 6th Floor
Cleveland, OH 44114
Attention: Senior Manager, CRE Client Services
Mail Code: OH-01-02-0628
Facsimile (216) 828-7521

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

16.	In order to induce Lender to make the Loan, Guarantor makes the following representations and warranties to Lender set forth in this Section. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, Lender would not have agreed to make the Loan.

(a)	Guarantor’s address is as indicated in Section 15.

(b)	Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Lender by or on behalf of Guarantor fairly and accurately present the financial condition of Guarantor as of the respective dates thereof.

(c)	The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantor, (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantor’s financial statements, or (iv) the organizational or other documents of Guarantor.

(d)	This Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms.

(e)	Except as disclosed in writing to Agent, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may adversely affect Guarantor’s ability to fulfill his obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor for an amount in excess of $100,000 which have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Guarantor is not in default under any agreements which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty.

(f)	All statements set forth in the Recitals are true and correct.

Except for matters which have been disclosed by Borrower or Guarantor and approved by Agent in writing, all of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of Loan proceeds, on the date of each advance of Loan proceeds, and upon any extension of the Loan pursuant to the Loan Agreement. Guarantor hereby agrees to indemnify and hold Agent and Lender free and harmless from and against all loss, cost, liability, damage, and expense, including attorney’s fees and costs, which Agent or Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

17.	Guarantor shall deliver or cause to be delivered to Agent all of the Guarantor financial statements to be delivered in accordance with the terms of the Loan Agreement.

18.	Guarantor agrees that Guarantor’s Net Worth (as defined in the LaSalle Loan Agreement) must be no less than $100,000,000.00 plus 75% of the aggregate amount of all net funds received by Guarantor from offerings of “Equity Interests” (as defined in the LaSalle Loan Agreement) by Guarantor made after September 10, 2007. Guarantor acknowledges that failure to comply with such covenant will, at the option of Agent, be an Event of Default on the Loan.

19.	This Guaranty shall be binding upon the successors and assigns of Guarantor.

20.	THIS GUARANTY, THE NOTE, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE NEGOTIATED IN THE STATE OF FLORIDA AND DELIVERED BY GUARANTOR OR BORROWER, AS APPLICABLE, AND ACCEPTED BY AGENT AND LENDER IN THE STATE OF FLORIDA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

21.	Agent shall be entitled to honor any request for Loan proceeds made by Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantor agrees that its obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such Loan proceeds.

22.	This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

“Guarantor”

NNN HEALTHCARE/OFFICE REIT, INC., a Maryland corporation

By: /s/ Shannon K.S. Johnson
Name: Shannon K.S. Johnson
Title: Chief Financial Officer